SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (date of earliest event reported): December 18, 2000



                        CITIZENS COMMUNITY BANCORP, INC.
             (Exact name of registrant as specified in its charter)

           Florida                     33-98090                  65-0614044
    ---------------------------   ---------------------      ------------------
   (State or other jurisdiction   Commission File Number     (I.R.S. Employer
      Of incorporation)                                      Identification No.)




                             650 East Elkcam Circle
                           Marco Island, Florida 34145
                         -------------------------------
                    (address of principal executive offices)

                  Registrant's telephone number: (904) 389-1800




                                 Not Applicable
                               -----------------
          (Former name or former address, if changed since last report)

ITEM 5.  Other Events

         On December 18, 2000, Citizens Community Bancorp, Inc. ("CCBI") announced its execution of a definitive agreement, under which it will merge with and into F.N.B. Corporation. The terms of the definitive agreement call for F.N.B. Corporation to exchange 0.543 shares of its common stock, or the equivalent of $11.00, for each outstanding share of CCBI common stock.

         CCBI's common stock is traded on the Nasdaq SmallCap Market System under the symbol "CCBI". At September 30, 2000, CCBI had total assets of $154.4 million and total stockholders' equity of $17.6 million. As of that same date, F.N.B. Corporation had total assets of $3.8 billion and total stockholders' equity of $313.7 million.

         For more details on this transaction, a copy of the related press release is filed with this form.

ITEM 7.  Exhibits

     99.1     Press release dated December 18, 2000


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    December 20, 2000

                                   Citizens Community Bancorp, Inc.
                                   ---------------------------------------------
                                   (Registrant)

                                   By: /s/ Gregory E. Smith
                                       -----------------------------------------
                                           Gregory E. Smith
                                           President and Chief Financial Officer

                                                                    Exhibit 99.1

                       CITIZENS COMMUNITY BANK OF FLORIDA
                                JOINS WITH F.N.B.

NAPLES, Fla. and HERMITAGE, Pa., Dec. 18 - F.N.B. Corporation (Nasdaq: FBAN) and Citizens Community Bancorp, Inc., (Nasdaq: CCBI) of Marco Island, Florida jointly announced today the signing of a definitive agreement to merge.

Citizens Community Bancorp is the parent company of Citizens Community Bank, a community bank with four full-service banking offices and total assets of approximately $165 million. The company also operates a commercial loan brokerage business, Citizens Financial Corporation, and a residential mortgage company, CCB Mortgage Corporation, which has annual sales of approximately $100 million.

The combination will make F.N.B. the second-largest financial institution in Collier County with a total of 11 offices, $700 million in deposits and nearly $1 billion in assets.

"This affiliation is consistent with our steady growth pattern and provides F.N.B. with the opportunity to significantly boost market share in one of the nation's fastest-growing metropolitan areas," said Gary L. Tice, President and Chief Operating Officer of F.N.B.

The transaction, which has been approved by the boards of both companies, is subject to regulatory and shareholder approval. It is expected to close in the first quarter of 2001.

Once the acquisition is completed, F.N.B. intends to combine Citizens Community Bank's three Naples area offices with its local affiliate, First National Bank of Naples. This will give First National Bank a total of 10 full-service banking offices. The bank's location on Marco Island will continue to do business as Citizens Community Bank with current Chairman and Chief Executive Officer Richard Storm Jr. serving as President and Chief Executive Officer.

"Given the uniqueness of Marco Island and F.N.B.'s focus on traditional community banking we felt it appropriate to retain the Citizens Community Bank name," Tice said.

Under the terms of the definitive agreement, F.N.B. will exchange .543 shares of its common stock, or the equivalent of $11 per share, for each outstanding share of Citizens Community Bancorp. The estimated value of the transaction, which will be accounted for as a pooling of interests, is about $39.2 million on a fully diluted basis.

The transaction will be neutral to F.N.B.'s earnings per share in 2001. In subsequent years, it is projected by management that this transaction will be accretive to F.N.B.'s earnings at a rate of more than 2 percent in 2002 and more than 4 percent in 2003.

Citizens Community Bancorp was founded by Storm in March 1996. Storm, who has more than 25 years experience as a bank director and is a long-time Collier County resident, said he looks forward to leading Citizens Community Bank once the affiliation is completed.

"We are extremely pleased to be associated with a strong, growing company like F.N.B. Corporation," Storm said. "This affiliation will enable us to provide our customers with the latest banking products without changing the friendly service for which they are accustomed. We are especially delighted about the opportunity to provide an expanded array of trust, investment and private banking services to the Marco Island community."

The acquisition of Citizens Community Bank will also give F.N.B. its first location on Marco Island. The bank currently ranks as the second-largest institution on the island with nearly $95 million in deposits. The alliance also will expand F.N.B.'s presence in the increasingly affluent North Naples and Lely communities.

"This is a market in which we are excited to be a leading financial services provider," Tice said. According to the U.S. Census Bureau, the year- round population of Collier County has grown from 152,099 in 1990 to more than 227,000 today. The county also enjoys the highest median family income in the state of Florida at $59,100. In addition, the per capita personal income of $36,210 is ranked as the second highest in the state.

Citizens Community Bancorp and its affiliates employ 72 people. Because there is little overlap of operations, a majority of its employees will be retained. In addition, all but one of the existing locations will stay open either as Citizens Community or First National Bank.

"Customers of both banks will benefit from the increase in the number of banking locations and the expansion of trust and other financial services," said Garrett
S. Richter, President and Chief Executive Officer of First National Bank of Naples. "We look forward to welcoming customers of Citizens Community Bank into our family."

F.N.B. Corporation is a diversified financial services company with executive offices in Naples, Florida, and Hermitage, Pennsylvania. When completed early next year, the acquisition of Citizens Community Bancorp will put F.N.B. over $4 billion in total assets. The company currently operates community banks, insurance agencies, a consumer finance subsidiary and First National Trust Company through 151 offices in five states.

F.N.B. has increased cash dividends for 27 consecutive years and has been recognized as a Dividend Achiever by Mergent FIS, formerly known as Moody's Investors Service.

Certain statements contained in this release, including, without limitation, statements containing the words "believes, "anticipates, "intends," "expects," and words of similar import, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may include projections of revenues, income or loss, capital expenditures, capital structure, or other financial items, statements regarding the plans and objectives of management for future operations, statements of future economic performance, statements of the assumptions underlying or relating to any of the foregoing statements, and other statements which are other than statements of historical fact. Statements made throughout this release are based on current estimates of future events, and the Company has no obligation to update or correct these estimates. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially as a result of these various factors.

Copies of this release are available over the Internet at www.fnbcorporation.com or by calling 1-800-262-7600, extension 1676. Shares of the corporation's common stock are traded on the Nasdaq Stock Market under the symbol FBAN.